NETEGRITY, INC.

                            2000 STOCK INCENTIVE PLAN

                  (as amended and restated as of April 9, 2001)

         1.       Purpose of the Plan.

         This stock incentive plan ("Plan") is intended to provide incentives:
(a) to the employees of Netegrity, Inc. ("Company") and any present or future subsidiaries of the Company by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended ("Code") ("ISO" or "ISOs"); and (b) to officers, employees, consultants and directors of the Company and any present or future subsidiaries by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options). As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code and the Treasury Regulations promulgated thereunder (the "Regulations").

         2.       Stock Subject to the Plan.

         (a) The total number of shares of common stock, par value $.01 per share, of the Company ("Common Stock") available for stock options granted under the Plan shall be 5,300,000 shares of Common Stock. The maximum number of shares of Common Stock available for grants under this Plan shall be subject to adjustment in accordance with Section 11 hereof. Shares issued under the Plan may be authorized but unissued shares of Common Stock or shares of Common Stock held in treasury.

         (b) To the extent that any stock option shall lapse, terminate, expire or otherwise be cancelled without the issuance of shares of Common Stock, the shares of Common Stock covered by such option shall again be available for the granting of stock options.

         (c) Common Stock issuable under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Committee (as defined in Section 3 below).

         3.       Administration of the Plan.

         (a) At the discretion of the Company's Board of Directors, the Plan shall be administered either (i) by the full Board of Directors of the Company or (ii) by a committee ("Committee") consisting of two or more members of the Company's Board of Directors. In the event the full Board of Directors is the administrator of the Plan, references herein to the Committee shall be deemed to include the full Board of Directors. The Board of Directors may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as Chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting.

         (b) Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee. The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member shall be liable for any action or determination made in good faith.

         (c) Subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Company and its subsidiaries (from among the class of employees eligible under Section 4 to receive ISOs) to whom ISOs may be granted, and to determine (from the class of individuals eligible under Section 4 to receive Non-Qualified Options) to whom Non-Qualified Options may be granted; (ii) determine the time or times at which options may be granted; (iii) determine the option price of shares subject to each option which price shall not be less than the minimum price specified in Section 6; (iv) determine whether each option granted shall be an ISO or a Non-Qualified Option;
(v) determine (subject to Section 9) the time or times when each option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to options and the nature of such restrictions; and (vii) determine the size of any Options under the Plan, taking into account the position or office of the optionee with the Company, the job performance of the optionee and such other factors as the Committee may deem relevant in the good faith exercise of its independent business judgment.

         4.       Eligibility for Grant of Options.

         Options designated as ISOs may be granted only to employees of the Company or any subsidiary. Non-Qualified Options may be granted to any officer, employee, consultant or director of the Company or of any of its subsidiaries.

         In determining the eligibility of an individual to be granted an option, as well as in determining the number of shares to be optioned to any individual, the Committee shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee may deem relevant.

         No option designated as an ISO shall be granted to any employee of the Company or any subsidiary if such employee owns, immediately prior to the grant of an option, stock representing more than 10% of the combined voting power of all classes of stock of the Company or a parent or a subsidiary, unless the purchase price for the stock under such option shall be at least 110% of its fair market value at the time such option is granted and the option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling. In determining the fair market value under this paragraph, the provisions of Section 6 hereof shall apply.

         The maximum number of shares of the Company's Common Stock with respect to which an option or options may be granted to any employee in any calendar year shall not exceed 500,000 shares, taking into account shares subject to options granted and terminated, or repriced, during such calendar year, subject to adjustment in accordance with Section 11.

         5.       Option Agreement.

         Each option shall be evidenced by an option agreement ("Agreement") duly executed on behalf of the Company and by the optionee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Committee. The date of grant of an option shall be as determined by the Committee. More than one option may be granted to an individual.

         6.       Option Price.

         The option exercise price or prices of shares of the Company's Common Stock for stock options shall be no less than the fair market value of such Common Stock at the time the option is granted as determined by the Committee.

         7.       Manner of Payment; Manner of Exercise.

         (a) The Agreement may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options, (ii) shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or (iii) any combination of (i) and (ii), provided, however, that payment of the exercise price by delivery of shares of Common Stock of the Company owned by such optionee may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Committee. The fair market value of any shares of the Company's Common Stock which may be delivered upon exercise of an option shall be determined by the Committee in accordance with Section 6 hereof. With the consent of the Committee, delivery of shares used to exercise any option may be made through attestation rather than physical delivery of stock certificates. With the consent of the Committee, payment may also be made by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instruments to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

         (b) To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the option at such time, during ordinary business hours, not earlier than ten business days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option.

         8.       Exercise of Options.

         Each option granted under the Plan shall, subject to the other provisions of this Plan, be exercisable at such time or times and during such period as shall be set forth in the Agreement.

         To the extent that an option to purchase shares is not exercised by an optionee when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be made for less than two hundred fifty (250) full shares of Common Stock.

         9.       Term of Options; Exercisability.

         (a)      Term.

                  (1)  Each stock option shall expire not more than seven
         (7) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.

                  (2) Except as otherwise provided in this Section 9, an option granted to any employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall terminate on the seventh business day after the date such optionee ceases to be an employee of the Company or one of its subsidiaries, or on the date on which the option expires by its terms, whichever occurs first.

                  (3) If such termination of employment is because of dismissal for cause or because the employee is in breach of any employment agreement, such option will terminate immediately on the date the optionee ceases to be an employee of the Company or one of its subsidiaries.

                  (4) If such termination of employment is because the optionee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), such option shall terminate on the last day of the twelfth month from the date such optionee ceases to be an employee, or on the date on which the option expires by its terms, whichever occurs first.

                  (5) In the event of the death of any optionee, any option granted to such optionee shall terminate on the last day of the twelfth month from the date of death, or on the date on which the option expires by its terms, whichever occurs first.

                  (6) Notwithstanding subparagraphs (2), (3), (4) and (5) above, the Committee shall have the authority to extend the expiration date of any outstanding option in circumstances in which it deems such action to be appropriate, provided that no such extension shall extend the term of an option beyond the date on which the option would have expired if no termination of the optionee's employment had occurred.

         (b)      Exercisability.

                  (1) An option granted to an employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such optionee ceases to be an employee of the Company or one of its subsidiaries.

                  (2) In the event of the death of any optionee, the option granted to such optionee may be exercised by the estate of such optionee, or by any person or persons who acquired the right to exercise such option by bequest or inheritance or by reason of the death of such optionee.

         10.      Transferability.

         The right of any optionee to exercise any option granted to him or her shall not be assignable or transferable by such optionee otherwise than by will or the laws of descent and distribution, except that an optionee may transfer options that are not ISOs granted under Plan to the optionee's spouse or children or to a trust or partnership for the benefit of the optionee or the optionee's spouse or children. ISOs shall be exercisable during the lifetime of such optionee only by the optionee. Any option granted under the Plan shall be null and void and without effect upon the bankruptcy of the optionee to whom the option is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such option.

         11. Adjustment for Recapitalizations, Reorganizations and Other Events.

         (a)  In the event that the outstanding shares of the Common
Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which options may be granted under the Plan and as to which outstanding options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

         (b) In addition, unless otherwise determined by the Committee in its sole discretion, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Company or (ii) Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock may, in his, her or its discretion, deliver to the optionee the same kind of consideration that is delivered to the shareholders of the Company as a result of such sale, conveyance or Change in Control, or the Committee may cancel all outstanding options in exchange for consideration in cash or in kind, which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the optionee would have received had the option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the option price therefor. Upon receipt of such consideration by the optionee, his or her option shall immediately terminate and be of no further force and effect. The value of the stock or other securities the optionee would have received if the option had been exercised shall be determined in good faith by the Committee of the Company, and in the case of shares of the Common Stock of the Company, in accordance with the provisions of Section 6 hereof. The Committee shall also have the power and right to accelerate the exercisability of any options, notwithstanding any limitations in this Plan or in the Agreement upon such a sale, conveyance or Change in Control. Upon such acceleration, any options or portion thereof originally designated as incentive stock options that no longer qualify as incentive stock options under Section 422 of the Code as a result of such acceleration shall be redesignated as non-qualified stock options. For purposes of the Plan, a "Change of Control" shall be deemed to have occurred if any of the following conditions have occurred: (1) the merger or consolidation of the Company with another entity where the Company is not the surviving entity and where after the merger or consolidation (i) its stockholders prior to the merger or consolidation hold less than 50% of the voting stock of the surviving entity and (ii) its Directors prior to the merger or consolidation are less than a majority of the Board of the surviving entity; (2) the sale of all or substantially all of the Company's assets to a third party and subsequent to the transaction (i) its stockholders hold less than 50% of the stock of said third party and (ii) its Directors are less than a majority of the Board of said third party; or (3) a transaction or series of related transactions, including a merger of the Company with another entity where the Company is the surviving entity, whereby (i) 50% or more of the voting stock of the Company after the transaction(s) is owned actually or beneficially by parties who held less than thirty percent (30%) of the voting stock, actually or beneficially, prior to the transaction(s) and (ii) its Board of Directors after the transaction(s) or within sixty (60) days thereof, is comprised of less than a majority of the Directors serving prior to the transaction(s).

         (c) Upon dissolution or liquidation of the Company, all options granted under this Plan shall terminate, but each optionee (if at such time in the employ of or otherwise associated with the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option to the extent then exercisable.

         (d) No fraction of a share shall be purchasable or deliverable upon the exercise of any option, but in the event any adjustment hereunder of the number of shares covered by the option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

         12.      No Special Employment Rights.

         Nothing contained in the Plan or in any option granted under the Plan shall confer upon any option holder any right with respect to the continuation of his employment by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee at the time.

         13.      Withholding.

         The Company's obligation to deliver shares or cash proceeds upon the exercise of any option granted under the Plan, and any payments or transfers under the Plan, shall be subject to the option holder's satisfaction of all applicable Federal, state, local and foreign governmental tax withholding requirements. With the approval of the Committee, which it shall have sole discretion to grant, and on such terms and conditions as the Committee may impose, the option holder may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. The Committee shall also have the right to require that shares be withheld from delivery to satisfy such condition. In the event that shares are used to satisfy a tax withholding obligation under this Plan, the repurchased or withheld shares shall not represent an amount in excess of the Company's minimum statutory tax withholding obligation (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental income).

         14.      Restrictions on Issue of Shares.

         (a) Notwithstanding the provisions of Section 7, the Company may delay the issuance of shares covered by the exercise of an option and the delivery of a certificate for such shares until the delivery or distribution of any shares issued under this Plan complies with all applicable laws (including without limitation, the Securities Act of 1933, as amended), and with the applicable rules of any stock exchange upon which the shares of the Company are listed or traded.

         (b) It is intended that all exercises of options shall be effective, and the Company shall use its best efforts to bring about compliance with all applicable legal and regulatory requirements within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

         15.      Loans.

         The Company may not make loans to optionees to permit them to exercise options.

         16.      Modification of Outstanding Options.

         The Committee may authorize the amendment of any outstanding option with the consent of the optionee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of this Plan.

         17.      Approval of Shareholders.

         The Plan shall take effect as of the date of adoption by the Board of Directors. The Plan shall be submitted for approval by the vote of shareholders holding at least a majority of the voting stock of the Company voting in person or by proxy at a duly held shareholders' meeting, or by written consent of shareholders holding at least a majority of the voting stock of the Company, within twelve (12) months after the adoption of the Plan by the Board of Directors. No options granted on or after the next annual meeting of the shareholders of the Company which occurs after approval of this Plan by the Board of Directors shall take effect or be exercisable unless shareholder approval is obtained in accordance with the previous sentence.

         18.      Termination and Amendment.

         Unless sooner terminated as herein provided, the Plan shall terminate ten (10) years from the date upon which the Plan was duly adopted by the Board of Directors of the Company. The Board of Directors may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Board of Directors may not terminate, modify, or amend the Plan without shareholder approval if such shareholder approval is expressly required by applicable law. The Committee may terminate, amend or modify any outstanding option without the consent of the option holder, provided, however, that, except as provided in Section 11, without the consent of the optionee, the Committee shall not change the number of shares subject to an option, nor the exercise price thereof, nor extend the term of such option.

         19.      Reservation of Stock.

         The Company shall at all times during the term of the Plan reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

         20.      Notices.

         Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: President, and, if to an optionee, to the address as appearing on the records of the Company.

                                 NETEGRITY, INC.

                     THIRD AMENDMENT TO THE NETEGRITY, INC.
                            2000 STOCK INCENTIVE PLAN

         The Netegrity, Inc. 2000 Stock Incentive Plan ("Plan") was established by Netegrity, Inc. ("Company") effective as of January 3, 2000, amended effective as of June 30, 2000, and amended and restated effective as of April 9, 2001. The Plan is hereby further amended in accordance with the provisions of
Section 18 of the Plan as follows:

1. Effective for stock option grants awarded on or after the date of adoption of this amendment by the Company's Board of Directors, Section 9(a)(2) of the Plan is hereby amended to read as follows:

                  (2) Except as otherwise provided in this Section 9 or in the optionee's Agreement, an option granted to any employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall terminate on the 90th day after the date such optionee ceases to be an employee of the Company or one of its subsidiaries, or on the date on which the option expires by its terms, whichever occurs first.

2. Except as hereinabove provided, the Plan is hereby ratified and confirmed in all respects.

                                     NETEGRITY, INC.



                                      By: /s/Anthony J. Medaglia, Jr.
                                          Anthony J. Medaglia, Jr.
                                          Secretary




Adopted by the Board of Directors: August 8, 2001
Stockholder Approval Not Necessary